Exhibit 99.2

2341038.1 PRONTO MONEY TRANSFER INC. AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN 1. Purposes and Term of this Plan. 1.1 Purpose. The purposes of this Plan are to (a) attract and retain the best available personnel for positions of substantial responsibility; (b) provide additional incentive to Employees, Directors and Consultants; and (c) promote the success of the Company’s business. This Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights and Restricted Stock. The Company intends that securities issued pursuant to this Plan be exempt from requirements of registration and qualification of such securities pursuant to the exemptions afforded by Rule 701 promulgated under the Securities Act and any applicable exemptions under applicable state securities laws, and this Plan shall be so construed. Further, the Company intends that Awards granted pursuant to this Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and this Plan shall be so construed. 1.2 Term of Plan. This Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date this Plan is adopted by the Board or the date this Plan is duly approved by the stockholders of the Company. 2. Definitions and Construction. 2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below: (a) “Administrator” means the Board or any of its Committees as will be administering this Plan, in accordance with Section 4 below. (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan. (c) “Award” means, individually or collectively, a grant of Options, Stock Appreciation Rights or Restricted Stock. (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan. (e) “Board” means the Board of Directors of the Company. (f) “Cashless Exercise” shall have the meaning set forth in Section 5.7(b)(ii). (g) “Cause” means any of the following: (i) any willful material violation by a Participant of any law or regulation applicable to the business of the Company, a Participant’s conviction for or guilty plea to, a felony or a crime involving moral turpitude or any willful perpetration by a Participant

2341038.1 of a common law fraud; (ii) a Participant’s commission of an act of personal dishonesty which involves a personal profit in connection with the Company or any other entity having a business relationship with the Company; (iii) any material breach by a Participant of any material provision of any agreement or understanding between the Company and such Participant regarding the terms of such Participant’s service as an Employee, Director or Consultant to the Company, including without limitation, the willful and continued failure or refusal of a Participant to perform the material duties required of such Participant as an Employee, Director or Consultant of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and such Participant; (iv) a Participant’s intentional disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or Employees of the Company; or (v) any other misconduct by a Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company. The foregoing shall be interpreted in a manner consistent with the definition of “cause” referenced in Section 260.140.41(e) of Title 10 of the California Code of Regulations. (h) “Change in Control” means the occurrence of any of the following events: (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business

2341038.1 transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction. (i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation. (j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof. (k) “Common Stock” means the common stock of the Company. (l) “Company” means Pronto Money Transfer Inc., a California corporation, or any successor thereto. (m) “Consultant” means any Person engaged by the Company or a Parent or Subsidiary to render services to such entity, provided that the identity of such Person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such Person pursuant to this Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act. (n) “Director” means a member of the Board. (o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. (p) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither Service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of this Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of this Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

2341038.1 (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other Person selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion. (s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) If, on such date, the Shares are listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be the closing price of such Share as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Company’s stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion. (ii) If, on such date, the Shares are not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code. (t) “Fiscal Year” means the fiscal year of the Company. (u) “Incentive Stock Option (ISO)” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder. (v) “Net Exercise” shall have the meaning set forth in Section 5.7(b)(iii). (w) “New Shares” shall have the meaning set forth in Section 3.3. (x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option. (y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. (z) “Option” means a stock option granted pursuant to this Plan. (aa) “Option Expiration Date” shall have the meaning set forth in Section 5.9(a). (bb) “Outside Director” means a Director who is not an Employee. (cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2341038.1 (dd) “Participant” means the holder of an outstanding Award. (ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator. (ff) “Plan” means this 2020 Equity Incentive Plan. (gg) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities. (hh) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of this Plan, or issued pursuant to the early exercise of an Option. (ii) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 7. (jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to this Plan. (kk) “SAR Expiration Date” shall have the meaning set forth in Section 6.6(a) (ll) “Securities Act” means the Securities Act of 1933, as amended. (mm) “Service” means a Participant’s employment or service with the Company, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be an affiliate of the Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination. (nn) “Service Provider” means an Employee, Director or Consultant. (oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 3.3 of this Plan. (pp) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 6 is designated as a Stock Appreciation Right which, upon exercise, gives the Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of a number of Shares on the exercise date and the exercise price.

2341038.1 (qq) “Stock Tender Exercise” shall have the meaning set forth in Section 5.7(b)(i). (rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code. (ss) “Vesting Conditions” mean those conditions established in accordance with this Plan prior to the satisfaction of which Shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service. 2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. 3. Stock Subject to this Plan. 3.1 Stock Subject to this Plan. Subject to the provisions of this Section 3 of this Plan, a maximum aggregate of 1,999,253 Shares may be issued under this Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. 3.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under this Plan. Shares shall not be deemed to have been issued pursuant to this Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 11. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, or by means of a Net Exercise, the number of Shares available for issuance under this Plan shall be reduced by the net number of Shares issued upon the exercise of the Option. 3.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the stock of the Company effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of the stock of the Company, appropriate and proportionate adjustments shall be made in the number and kind of Shares subject to this Plan and to any outstanding Awards and in the exercise or purchase price per Share under any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under this Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares which are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the exercise or

2341038.1 purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional Share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise or purchase price per Share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive. 3.4 Assumption or Substitution of Awards. The Board may, without affecting the number of Shares available pursuant to Section 3.1, authorize the issuance of Awards under this Plan in substitution or assumption of outstanding awards under the plan of another entity in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. 3.5 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan. 4. Administration of this Plan. 4.1 Administration by the Board. This Plan shall be administered by the Board. All questions of interpretation of this Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of this Plan or of any Award shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in this Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to this Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection in the administration of this Plan shall be paid by the Company. 4.2 Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, this Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. 4.3 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3. 4.4 Other Administration. Other than as provided above, this Plan will be administered by (i) the Board or (ii) a Committee, which committee will be constituted to satisfy Applicable Laws. 4.5 Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion: (a) to determine the Fair Market Value of a Share; (b) to select the Service Providers to whom Awards may be granted hereunder;

2341038.1 (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to approve forms of Award Agreements for use under this Plan; (e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine; (f) to determine the terms and conditions of any, and to institute any Exchange Program; (g) to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan; (h) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; (i) to modify or amend each Award (subject to Section 18 of this Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option; (j) determine the vesting, exercisability and payment of Awards; (k) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; (l) determine whether an Award has been earned; (m) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (n) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and (o) to make all other determinations deemed necessary or advisable for administering this Plan. 4.6 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. 4.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees of the Company, to the extent permitted by Applicable Law, the Administrator and any Committees to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including

2341038.1 attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. 5. Stock Options. 5.1 Incentive Stock Option Limitations. (a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. (b) Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock plans of the Company, including this Plan) become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000.00), the portions of such Options that exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock shall be determined as of the time the Option with respect to such Shares are granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares of Stock issued pursuant to each such portion shall be separately identified. 5.2 Grant of Stock Options. Options shall be evidenced by Award Agreements specifying the number of Shares covered thereby, in such form as the Administrator shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of this Plan by reference and shall comply with and be subject to the following terms and conditions set forth in this Section 5. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option may be, but need not be, awarded upon satisfaction of such performance factors during any performance period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of performance factors, then the Administrator will: (x) determine the nature, length and starting date of any performance period for each Option; and (y) select from among the performance factors to be used to measure the performance, if any. Performance periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000.00), such Options will be treated as Nonstatutory Stock Options.

2341038.1 5.3 Modification, Extension or Renewal. The Administrator may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Administrator may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price. 5.4 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following. In the case of an Incentive Stock Option (a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or (b) granted to any Employee other than an Employee described in subsection (a) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. 5.5 Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement. 5.6 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. Notwithstanding the foregoing sentence, unless the Administrator provides otherwise, no Option will be permitted to be exercised as to the unvested portion of the Option. 5.7 Payment of Exercise Price. (a) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with this Plan; (6) by Net Exercise; (7) such other

2341038.1 consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment. (b) Limitations on Forms of Consideration. (i) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole Shares tock having a Fair Market Value that does not exceed the aggregate exercise price for the Shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such Shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company. (ii) Cashless Exercise. A Cashless Exercise shall be permitted only upon the class of Shares subject to the Option becoming publicly traded in an established securities market. A “Cashless Exercise” means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants. (iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate exercise price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. 5.8 Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) a notice of exercise (in such form as the Administrator may specify from time to time) from the Person entitled to exercise the Option; and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued. Exercising an Option in any manner will decrease

2341038.1 the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. 5.9 Effect of Termination of Service. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board in an Award Agreement or otherwise, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate: (a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”). (b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than for Cause. (c) Termination for Cause. Notwithstanding any other provision of this Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service. (d) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. 5.10 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. 6. Stock Appreciation Rights. 6.1 Grant of Stock Appreciation Rights. SARs shall be evidenced by Award Agreements specifying the number of Shares covered thereby and whether the Award is to be paid in cash

2341038.1 or in Shares, in such form as the Board shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of this Plan by reference and shall comply with and be subject to the following terms and conditions: Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. 6.2 Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under this Plan. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner that would qualify under the provisions of Section 409A of the Code. 6.3 Terms of SARs. The Administrator will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the exercise price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination on each SAR. The exercise price of the SAR will be determined by the Administrator when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of performance factors, if any, during any performance period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of performance factors, then the Administrator will: (x) determine the nature, length and starting date of any performance period for each SAR; and (y) select from among the performance factors to be used to measure the performance, if any. Performance periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance factors and other criteria. 6.4 Modification, Extension or Renewal. The Administrator may modify, extend or renew outstanding Stock Appreciation Rights and authorize the grant of new Stock Appreciation Rights in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Stock Appreciation Right previously granted. 6.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.5 relating to the maximum term and Section 5.7 relating to exercise also will apply to Stock Appreciation Rights. 6.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, a SAR shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate: (a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the SAR, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the SAR’s term as set forth in the Award Agreement evidencing such SAR (the “SAR Expiration Date”).

2341038.1 (b) Death. If the Participant’s Service terminates because of the death of the Participant, the SAR, to the extent unexercised and vested on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than for Cause. (c) Termination for Cause. Notwithstanding any other provision of this Plan to the contrary, if the Participant’s Service is terminated for Cause, the SAR shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service. (d) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the SAR, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date. 6.7 Transferability of SARs. During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. A SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. 6.8 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; (b) The number of Shares with respect to which the Stock Appreciation Right is exercised; and (c) At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof. 7. Restricted Stock. 7.1 Grant of Restricted Stock. Restricted Stock awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus and the number of Shares subject to the Award, in such form as the Administrator shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of this Plan by reference and shall comply with and be subject to the following terms and conditions: Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. 7.2 Purchase Price. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving Shares pursuant to a Restricted Stock Bonus, the consideration

2341038.1 for which shall be services actually rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares subject to a Restricted Stock award. 7.3 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Administrator and set forth in the Award Agreement evidencing such Award. During any period in which Shares acquired pursuant to a Restricted Stock award remain subject to Vesting Conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Change in Control. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. 7.4 Voting Rights; Dividends and Distributions. Except as provided in any Award Agreement, during any period in which Shares acquired pursuant to a Restricted Stock award remain subject to Vesting Conditions, the Participant shall not have any of the rights of a stockholder of the Company holding stock in the Company, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares. 7.5 Modification, Extension or Renewal. The Administrator may modify, extend or renew outstanding Restricted Stock awards and authorize the grant of new Restricted Stock awards in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Restricted Stock award previously granted. A Restricted Stock award granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.5 relating to the maximum term and Section 5.7 relating to exercise also will apply to Restricted Stock awards. 7.6 Effect of Termination of Service. Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. 7.7 Nontransferability of Restricted Stock Award Rights. Rights to acquire Shares pursuant to a Restricted Stock award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative. 7.8 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock award made under this Plan will be released from the Company as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

2341038.1 7.9 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under this Plan. 8. Standard Forms of Award Agreements. 8.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Administrator and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means. 8.2 Authority to Vary Terms. The Administrator shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of this Plan. 9. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, unless pursuant to Company policy. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company; or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. 10. Adjustments; Dissolution or Liquidation; Merger or Change in Control. 10.1 Accelerated Vesting. In its discretion, the Administrator may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with an Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Administrator shall determine. 10.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. 10.3 Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation does not assume or substitute for the Award, the Award will fully vest and Participant will have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested

2341038.1 or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period. For the purposes of this Section, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of Shares, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Section to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. 10.4 Outside Director Awards. The Administrator shall have the authority to grant Awards such that, with respect to Awards granted to an Outside Director that are assumed or substituted for, if Participant is not a director of the successor corporation either on the closing of the Change in Control or within twelve (12) months following the Change in Control, then on the later of (a) the closing of the Change in Control, or (b) the date on which Participant ceases to be a director of the successor corporation, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. 11. Tax. 11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). 11.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a

2341038.1 Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld. 11.3 Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. This Plan and each Award Agreement under this Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. 12. Privileges of Stock Ownership; Restrictions on Shares. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares. 13. No Effect on Employment or Service. Neither this Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws. 14. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant. 15. Compliance with Securities Law. The grant of Awards and the issuance of Shares pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised or Shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the Shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the Shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. 16. Amendment and Termination of this Plan. The Board may amend, suspend or terminate this Plan at any time. No amendment, suspension or termination of this Plan shall affect any then

2341038.1 outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of this Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming this Plan or such Award Agreement to any present or future law, regulation or rule applicable to this Plan, including, but not limited to, Section 409A of the Code. 17. Conditions Upon Issuance of Shares. 17.1 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. 17.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. 18. Miscellaneous Provisions. 18.1 Repurchase Rights; Shareholders’ Agreement. Shares issued under this Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted or that bind all similarly situated Participants. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute the Company’s Shareholders’ Agreement and any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. 18.2 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained. 18.3 Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

2341038.1 18.4 Forfeiture Events. The Board may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service. 18.5 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form. 18.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award. 18.7 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Company retirement plan (whether qualified or non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefits. 18.8 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of this Plan shall not in any way be affected or impaired thereby. 18.9 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. 18.10 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.